UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Inland Real Estate Income Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	000-55146	45-3079597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 218-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Annual Meeting Adjournment

On November 19, 2025 at 2:00 p.m., Central Time, Inland Real Estate Income Trust, Inc. (the “Company”) convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Although stockholders present in person or represented by proxy constituted a quorum, the meeting was adjourned until December 17, 2025 at 10:00 a.m. Central Time without conducting any business. As previously disclosed, the Company intends to publish an updated estimated net asset value (“NAV”) as of September 30, 2025, on or about December 8, 2025. The meeting was adjourned to provide stockholders an opportunity to review the updated NAV before any proposals to be acted upon at the Annual Meeting are voted upon. The Company intends to file a Current Report on Form 8-K with important information regarding the updated estimated NAV within one business day of the Board’s decision. Information regarding the updated estimated NAV will also be available on the Company’s website at inland-investments.com/inland-income-trust/2025-nav. In addition, printed copies of the Company’s filing on Form 8-K and any related stockholder correspondence will also be made available to any stockholder, without charge, by writing the Company at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services.

As noted, the Annual Meeting will be reconvened on Wednesday, December 17, 2025 to vote upon the proposals set forth in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 24, 2025, as supplemented from time to time (the “Proxy Statement”). The close of business on September 23, 2025 will continue to be the record date for determining stockholders entitled to vote. Stockholders may vote in person or by submitting a proxy. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action. Proxies previously submitted in respect of the Annual Meeting will be voted at the reconvened Annual Meeting unless properly revoked. During the period of the adjournment, the Company will continue to solicit votes from its stockholders with respect to the proposals for the Annual Meeting.

Important Information

This document may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened on December 17, 2025. The Company has filed the Proxy Statement with the SEC and has furnished to its stockholders the Proxy Statement in connection with the solicitation of proxies for the Annual Meeting. The Company advises its stockholders to read the Proxy Statement relating to the Annual Meeting because it contains important information. Stockholders may obtain a free copy of the Proxy Statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov.

Participants in the Solicitation

The Company and its directors and executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the adjourned Annual Meeting. As previously disclosed, the Company has also engaged Broadridge Investor Communication Solutions, Inc. to assist the Company in soliciting proxies in connection with the Annual Meeting.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” which are not historical facts, within the meaning of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as “may,” “can,” “would,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “seek,” “appear,” or “believe.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic conditions, unforeseen events affecting the real estate industry or particular markets, and other factors detailed under Risk Factors in the Company’s most recent annual report on Form 10-K as of December 31, 2024, filed on March 5, 2025, and subsequent reports on Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND REAL ESTATE INCOME TRUST, INC.

Date:	November 19, 2025	By:	/s/ Jerry Kyriazis
Jerry Kyriazis Chief Financial Officer and Treasurer